Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO LETTER AGREEMENT

This Amendment No. 1 to that certain Letter Agreement (this “Amendment”) is made and entered into effective as of May 1, 2023, by and between Galata Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and Galata Acquisition Sponsor, LLC, a Delaware limited liability company (“Sponsor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Letter Agreement (as defined below).

WHEREAS, SPAC entered into that certain Underwriting Agreement, dated July 8, 2021 (the “Underwriting Agreement”) with B. Riley Securities, Inc. in connection with SPAC’s IPO; and

WHEREAS, in order to induce SPAC and the Underwriters to enter into the Underwriting Agreement and proceed with the IPO, SPAC and Sponsor agreed to be bound by the terms of that certain Letter Agreement, dated July 8, 2021 (the “Letter Agreement”), by and between SPAC and Sponsor.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Letter Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     Amendment. The parties hereby agree to amend the Letter Agreement as follows:

a.	Paragraph 4 of the Letter Agreement is hereby deleted in its entirety.

b.	Paragraph 14 of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

“This Letter Agreement shall terminate on the liquidation of the Company, provided further that paragraph 9 of this Letter Agreement shall survive such liquidation.”

2.     Miscellaneous. The parties hereto hereby agree that Sections 10, 12, 13, and 15 of the Letter Agreement shall apply to this Amendment, mutatis mutandis. Except as expressly provided in this Amendment, all of the terms and provisions in the Letter Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Letter Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment. The Letter Agreement, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein constitute the entire agreement between the parties with respect to the subject matter of the Letter Agreement, and supersede all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SPAC

GALATA ACQUISITION CORP.

By:
Name: Daniel Freifeld
Title: President

[Signature Page to Amendment No. 1 to Letter Agreement]

SPONSOR

GALATA ACQUISITION SPONSOR, LLC

By:
Name: Daniel Freifeld
Title: Managing Member

[Signature Page to Amendment No. 1 to Letter Agreement]